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                                   BYLAWS OF

                              TRITON SYSTEMS, INC.


                                   ARTICLE I

Title           Section 1. The title of this corporation is Triton Systems, Inc.

Principal       Section 2. The principal offices shall be in Bay St. Louis,
Office          Mississippi, and the company may have such other offices and places of business as the directors may from time to time designate.

                                   ARTICLE II

Annual          Section 1. The annual meeting of the stockholders of the
Meeting         corporation shall be held in the offices of the corporation in
                Bay St. Louis, Mississippi, or in such other place as the directors may designate on the second Monday of November of each year for the purpose of electing the Board of Directors and for the transaction of such other business as may be properly presented to the meeting.

Notices It shall be the duty of the secretary to cause a notice of each annual meeting of the company to be given to each stockholder of record by mail, addressed to him at his usual post office address as the same shall appear on the company's books at least five (5) days prior to said meeting.

Special         Section 2. Special meetings of the stockholders shall, at the
Meetings        request of the holder or holders of fifteen per cent (15%) of stock in said company, be called by the president by mailing
Notices         notice thereof stating the object of the meeting and the
                business to be transacted at said meeting at least five (5) days prior to the date of the meeting to each stockholder at his post office address as it appears on the books of the corporation.

Quorum          Section 3. A majority of the amount of stock outstanding having a voting power, represented by the holders thereof in person or by proxy, shall be requisite at every meeting to constitute a quorum, except as may be otherwise provided by statute.
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Voting          Section 4.  No stockholder shall be entitled to vote at any
Power of        regular or special meeting of the corporation either in person
Stockholder     or by proxy unless his name shall appear on the books of the corporation as such stockholder.

Order of        Section 5.  At the annual meeting of the stockholders, the
Business        following shall be the order of business:

                1. Calling the meeting to order by the president or presiding officer.

                2. Reading notice of meeting by secretary and statement showing the serving of said notice having been made to all stockholders of record.

                3.  Reports of officers.

                4.  Appointment of tellers for the election of directors.

                5.  Election of directors.

                6.  Miscellaneous business.


                                  ARTICLE III

Management      Section 1.  The property and business of the corporation shall be managed by a board of not less than three (3) nor more than five (5) directors who shall be chosen annually and shall hold office for one (1) year or until their successors are chosen and qualified.

Vacancies       Section 2.  Any vacancies occurring in the Board of Directors
Filled          before the expiration of the term of any director shall be filled by the majority vote of the remaining directors at any regular or special meeting of the Board.

Regular         Section 3.  The Board of Directors shall hold regular
Meetings        quarterly meetings at which time there shall be presented
                to the Board such condensed statements of the business as shown by the books of the corporation.

Special         Section 4.  The Board of Directors may be convened at any
Meetings        time by the president upon one day's notice to each director, and in the event of the refusal of the president to call such a meeting, said meeting may be called by the majority of the directors upon one day's notice to each director.



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Rules for       Section 5.  The Board of Directors may, if they see fit,
Directors       adopt additional rules and regulations conformable to law
                for their own government and control.


                                   ARTICLE IV

Meeting         Section 1.  The meetings of the Board of Directors shall be
Place of        held either in the offices of the corporation or such other
Directors       place as may be determined by them.


                                   ARTICLE V

Management      Section 1.  The Board of Directors shall have the management
of Business     of the business of the corporation, and in addition to the powers and authority conferred by these bylaws expressly upon them, said Board of Directors may exercise all such power and do all such acts and things as may be exercised and done by the corporation, but subject, nevertheless, to the provisions of the statutes, of the charter, and of these bylaws, and subject to any regulations from time to time made by the stockholders, provided that no regulations so made should invalidate any prior act of the directors which would have been valid if such regulations had not been made.

Specific        Section 2.  Without prejudice to the general powers conferred
Powers of       by the preceding clause and other powers conferred by these
Directors       bylaws, it is hereby expressly declared that the directors shall have the following powers, that is to say:

                (a) To purchase or otherwise acquire for the corporation any property, rights or privileges which the corporation is authorized to acquire at such prices and on such terms and conditions and for such considerations as they think fit.

                (b) At their discretion, to buy any property or rights, and to pay for such property so acquired by the corporation either wholly or partially in stock, bonds, debentures, or other securities of the corporation, or in money.

                (c) To appoint, and, at their discretion, remove or suspend subordinate managers, officers, clerks, agents or servants permanently or temporarily, as they may from time to time see fit and to determine
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                their duties and fix and, from time to time, change their
                salaries and emoluments and to require security in such instances and in such amounts as they may see fit.

                (d) To confer by resolution upon any officer of the corporation the right to choose, remove or suspend any subordinate agents or factors.

                (e) From time to time, to provide for the management of the affairs of the corporation in such manner as they think fit, and in particular from time to time to delegate any of the powers of the Board of Directors which may be lawfully delegated to any committee, officer or agent and to appoint any persons to be agents of the corporation with such powers and upon such terms as they may deem proper.

                (f) To determine who shall be authorized to sign in the corporation's behalf bills, notes, receipts, acceptances, endorsements, checks, releases, contracts, and documents.

                                   ARTICLE VI

Officers Section 1. The elected Board of Directors shall meet as soon as possible after the annual meeting of the stockholders for the purpose of organization. At such meeting, the Board shall elect the officers for the corporation as prescribed by the bylaws and shall appoint such subordinate officers as the Board may deem proper and necessary.

                Section 2. The president shall preside at all meetings of the stockholders and of the Board of Directors. Subject at all times to the control of the Board of Directors, he shall have general charge of the business of the corporation and shall execute in its name all contracts, bonds, and other obligations and may sign checks.

                Section 3. The vice-president or vice-presidents shall, in the absence of or inability of the president, perform the duties of that officer.

                Section 4. The treasurer shall be the fiscal officer of the corporation and, as such, shall be the custodian of all monies, bonds, notes, and other securities
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                belonging to the corporation. He shall have power to endorse in behalf of the corporation all checks, notes, or other obligations payable to the order of the corporation and shall deposit same to the credit of the corporation in some bank designated by the Board of Directors as the depository for the corporation. He shall have authority to sign all checks, notes, and bills made by the corporation, and shall cause to be kept full and complete books showing all receipts and disbursements made by him for and in behalf of the corporation.

                Section 5. The secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors. He shall be the custodian of the seal of the corporation and shall affix the same to all contracts authorized by the Board of Directors. He shall attend the meetings of the stockholders and the Board of Directors and shall attend to the sending of all notices.

                Section 6. Any two offices may be combined and held by one and the same person upon proper resolution of the Board of Directors, excepting the offices of president and vice-president.


                                  ARTICLE VII

Seal Section 1. The Board of Directors shall provide a suitable seal; the outer circle to contain the works "Triton Systems, Inc." and the inner circle to contain the words "Corporate Seal."

Stock           Section 2.  The stock certificates of this corporation shall
Certificates    be in accordance with selection of the Board of Directors at the first regular meeting.


                                  ARTICLE VIII

Waiver of       Section 1.  Any notice required to be given either by statute
Notice          or by the bylaws of the corporation may be waived in writing by the party to whom such notice is to be sent.
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                                   ARTICLE IX

Fiscal          Section 1.  The fiscal year of the corporation shall begin on
Year            the first day of December and end on the 30th day of November of each year.


                                   ARTICLE X

Amendments      Section 1.  Any bylaws may be amended at any annual meeting of the stockholders without notice thereof being given in advance of such meetings or the same may be amended at any special meeting of the stockholders, provided notice of the proposed amendment is given in the notice of said meeting. For the purpose of amending bylaws, providing a quorum be present, a majority vote of the stockholders represented at said meeting shall be sufficient.